Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-39857 of The AES Corporation of our report dated January 30, 1997, except for the penultimate paragraph of Note 6, as to which the date is March 13, 1997, the pre-penultimate paragraph of Note 6, as to which the date is August 8, 1997, the subsequent event paragraph of Note 7, as to which the date is July 15, 1997, and Note 13, as to which the date is October 27, 1997, appearing in the Current Report on Form 8-K of The AES Corporation, dated November 6, 1997, and of our report on the consolidated financial statement schedules dated January 30, 1997, appearing in the Annual Report on Form 10-K of The AES Corporation, for the year ended December 31, 1996 and to the reference to us under the headings "Experts" in each Prospectus, which is part of such Registration Statement.


  /s/ Deloitte & Touche LLP
------------------------------
Washington, D.C.
November 19, 1997